UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026

First Digital Acquisition Corp Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42818	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 E. Commercial Boulevard, Suite 900 Ft. Lauderdale, FL	33308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 315-9381

CSLM Digital Asset Acquisition Corp III, Ltd

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one Redeemable Warrant	KOYNU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	KOYN	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	KOYNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 10, 2026, First Digital Acquisition Corp Ltd. (f/k/a CSLM Digital Asset Acquisition Corp III, Ltd) (the “Company”) held its annual general meeting of shareholders (the “Annual General Meeting”). As of the close of business on October 9, 2026, the record date for the Annual General Meeting, there were 31,557,917 ordinary shares of the Company issued and outstanding and entitled to vote, consisting of 23,891,250 Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and 7,666,667 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”). A total of 27,225,635 ordinary shares, representing approximately 86.3% of the ordinary shares issued and outstanding and entitled to vote, were present in person (including virtually) or represented by proxy at the Annual General Meeting, constituting a quorum. On each proposal, the Class A Ordinary Shares and the Class B Ordinary Shares voted together as a single class.

At the Annual General Meeting, the Company’s shareholders approved (i) by special resolution, a proposal to change the name of the Company from “CSLM Digital Asset Acquisition Corp III, Ltd” to “First Digital Acquisition Corp Ltd.” (the “Name Change” and such proposal, the “Name Change Proposal”), and (ii) by special resolution, subject to the approval of the Name Change Proposal, a proposal to adopt the Company’s third amended and restated memorandum and articles of association (the “Third A&R M&A”) in substitution for, and to the exclusion of, the Company’s existing second amended and restated memorandum and articles of association, to reflect the Name Change (the “Articles Amendment Proposal”). Each of the proposals was described in additional detail in the Company’s definitive proxy statement, dated October 19, 2026 (the “Proxy Statement”).

1. The Name Change Proposal. The Name Change Proposal was approved. The final voting tabulation for this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
27,223,000	2,635	0	0

2. The Articles Amendment Proposal. The Articles Amendment Proposal was approved. The final voting tabulation for this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
27,223,000	2,635	0	0

Because there were sufficient votes to approve the Name Change Proposal and the Articles Amendment Proposal, the proposal to adjourn the Annual General Meeting described in the Proxy Statement was not presented to shareholders.

Under Cayman Islands law, the Name Change and the Third A&R M&A took effect upon approval of the Name Change Proposal and the Articles Amendment Proposal. The Company will file the special resolutions and the Third A&R M&A with the Registrar of Companies of the Cayman Islands. Other than the Name Change, conforming changes to reflect the Name Change and an update to the registered office provision, the Third A&R M&A does not substantively change the Company’s second amended and restated memorandum and articles of association in effect immediately prior to the Annual General Meeting. The foregoing description of the Third A&R M&A does not purport to be complete and is qualified in its entirety by reference to the full text of the Third A&R M&A, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

In connection with the Name Change, the Company intends to apply to The Nasdaq Stock Market LLC (“Nasdaq”) to change the trading symbols of its units, Class A Ordinary Shares and warrants from “KOYNU,” “KOYN” and “KOYNW” to “FDGXU,” “FDGX” and “FDGXW,” respectively. Until the change of trading symbols takes effect, the Company’s units, Class A Ordinary Shares and warrants will continue to trade on Nasdaq under the symbols “KOYNU,” “KOYN” and “KOYNW,” respectively. The Company will announce the date on which its securities will begin trading under the new symbols. The CUSIP numbers for the Company’s units, Class A Ordinary Shares and warrants did not change as a result of the Name Change, and holders of the Company’s securities are not required to take any action in connection with the Name Change.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Memorandum and Articles of Association of First Digital Acquisition Corp Ltd., adopted by special resolution on November 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2026	FIRST DIGITAL ACQUISITION CORP LTD.

	By:	/s/ Vikas Mittal
	Name:	Vikas Mittal
	Title:	Chief Financial Officer

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